UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2015

TORNIER N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam The Netherlands	None
(Address of principal executive offices)	(Zip Code)

(+ 31) 20 675-4002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 3, 2015, Tornier N.V. announced that its wholly owned subsidiaries, Tornier, Inc. and Tornier SAS (collectively, “Tornier”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Integra LifeSciences Corporation, a wholly owned subsidiary of Integra LifeSciences Holdings Corporation (“Integra”), pursuant to which Tornier will sell to Integra the United States rights to Tornier’s Salto Talaris® and Salto Talaris XT™ line of ankle replacement products and Tornier’s line of silastic toe replacement products, among other assets, for an undisclosed cash payment. The assets to be divested by Tornier generated revenue in the United States of $15.5 million in the twelve months ended December 28, 2014. Pursuant to an OUS License Agreement to be entered into between Tornier and Integra, Tornier will retain the right to sell these products outside the United States for up to 20 years unless Integra exercises its option under the Asset Purchase Agreement to purchase the ex-United States rights to the products. Tornier and Integra also agreed to enter into other customary ancillary agreements upon the closing of the transactions contemplated by the Asset Purchase Agreement, including, among others, a Transition Services Agreement, Transitional Supply Agreement, a Trademark License Agreement and an IP License Agreement.

The completion of the transactions contemplated by the Asset Purchase Agreement is subject to customary closing conditions, including the approval by the United States Federal Trade Commission (“FTC”) and the closing of the pending merger of Tornier and Wright Medical Group, Inc. (“Wright”), which is expected to occur during the third quarter of 2015. In addition, either party has the right to terminate the Asset Purchase Agreement under certain circumstances should the FTC notify the parties that Integra, as the purchaser of the assets, is not acceptable, or that the Asset Purchase Agreement, any ancillary agreement or the transactions contemplated thereby are not acceptable or should the FTC require the parties thereto to make certain amendments to the Asset Purchase Agreement or any ancillary agreements. Based on its discussions with the FTC staff, Tornier believes that this divestiture is necessary in order to obtain FTC approval of the pending merger of Tornier and Wright.

Item 7.01 Regulation FD Disclosure.

On September 3, 2015, Tornier and Integra issued a joint press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Asset Purchase Agreement.

Tornier is furnishing the information contained in this Item 7.01 of this report and Exhibit 99.1 to this report pursuant to Item 7.01 of Form 8-K promulgated by the SEC. This information shall not be deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing. By filing this current report on Form 8-K and furnishing this information, Tornier makes no admission as to the materiality of any information contained in this Item 7.01 of this report and Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Joint Press Release of Integra LifeSciences Holdings Corporation and Tornier N.V. issued September 3, 2015 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2015	TORNIER N.V.

	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Senior Vice President, Chief Legal Officer and Secretary

TORNIER N.V.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

99.1	Joint Press Release of Integra LifeSciences Holdings Corporation and Tornier N.V. issued September 3, 2015	Furnished herewith